UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 17, 2015

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 17, 2015, Amyris, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) to vote on the following proposals:

•

To approve the issuance of shares of the Company’s common stock issuable upon the exercise of warrants issued in an exchange transaction and a private placement transaction in accordance with NASDAQ Marketplace Rules 5635(c) and (d) (“Proposal 1”).

•

To approve the issuance of shares of the Company’s common stock issuable upon the exercise of warrants sold in potential additional closings of a private placement transaction of up to $35 million in accordance with Nasdaq Marketplace rules 5635 (c) and (d) (“Proposal 2”).

•

To approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 305,000,000 to 405,000,000 and the number of authorized shares of common stock from 300,000,000 to 400,000,000 (“Proposal 3”).

Proposal 1 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
119,823,612	186,864	18,399	12,249,973

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
119,823,105	189,516	16,254	12,249,973

Proposal 3 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
131,015,128	1,227,640	36,080	--

No further business was brought before the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: September 18, 2015	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP and General Counsel